                                                                   EXHIBIT 10.30

Memorandum Of Agreement rev 6

                             MEMORANDUM OF AGREEMENT

                 For the Complete Design and Installation of the

                                  FIT-OUT WORKS

                     FOR AMI SEMICONDUCTOR PHILIPPINES, INC

KNOW ALL MEN THESE PRESENTS:

      This MEMORANDUM OF AGREEMENT (hereinafter referred to for brevity as "THE AGREEMENT") made and entered into this 13th day of January, 2005 in Makati City, Metro Manila, between and among-

            AMI SEMICONDUCTOR PHILIPPINES, INC, a registered Export Enterprise organized and existing under Philippine Law with offices at 9701 Dr.
            A. Santos Ave., Paranaque City MM Philippines 1700 represented herein by its Executive Director for Finance, MR. WILFREDO F. FRANCO, hereinafter referred to for brevity as the "AMIS";

                                      -and-

            ILO LAND, INC., a Philippine Economic Zone Authority registered Facility Enterprise duly organized and existing under Philippine law with offices at 3rd Floor ILO Building 196 G. Araneta Avenue, Quezon City represented herein by its Chairman MR. IGNACIO L. ONG, hereinafter referred to as "ILO";

                                      -and-

            TAKASAGO PHILIPPINES, INC, a corporation duly organized and existing under Philippine law with offices at 4TH Floor Raha Sulayman Bldg. 108 Benavidez St. Legaspi Village Makati City 1229 Metro

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Memorandum Of Agreement rev 6

            Manila Philippines represented herein by its Sr. Vice President and General Manager MR. TOSHIMITSU KATO, hereinafter referred t for brevity as the "CONTRACTOR";

                                 WINESSETH: That

      WHEREAS, AMIS, in collaboration with the domestic corporation ILO, desires to put up and construct a NEW CLEAN ROOM FACILITY AND SUPPORTING BUILDINGS (referred to as the FIT- OUT WORKS) with total floor areas of 12,620sqm, more or less, (Annex "F"), located at LAND PLOT LOT NOS. C3 10 AND C2 AT CARMELRAY INDUSTRIAL PARK II, SEZ, LAGUNA PHILIPPINES, (hereafter the "Premises") which are be leased to AMIS by ILO pursuant to a written agreement between AMIS and ILO.

      WHEREAS, AMIS and ILO desire to have the complete installation of the FIT-OUT WORKS on the Premises;

      WHEREAS, ILO and the CONTRACTOR hereby agree that AMIS is a party in interest in this agreement and, therefore, is hereby given any and all necessary legal standing and right to enforce the terms of this AGREEMENT.

      WHEREAS, the CONTRACTOR has presented and warranted itself as capable, competent, duly licensed and that it possesses the needed expertise, manpower, equipment and machineries required to construct the FIT-OUT WORKS and has offered its services to install and complete the FIT-OUT WORKS;

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Memorandum Of Agreement rev 6

      WHEREAS, on the basis of the foregoing representation and warranty of the CONTRACTOR, AMIS and ILO have accepted the offer of the CONTRATOR to undertake the aforesaid FIT-OUT WORKS; NOW, THEREFORE, in view of the foregoing premises, the parties hereto agree to execute this AGREEMENT for the complete construction and completion of the FIT-OUT WORKS under the following terms and conditions:

ARTICLE 1. CONTRACT PRICE; TERMS OF PAYMENT

      1.01 The Contract Price.

            The CONTRACTOR agrees to perform the design, procurement, installation and completion of the FIT-OUT WORKS according to the plans and specifications in annexes "B" and "C" hereto and the remedying of any defects therein either as to workmanship or quality of materials, for the sum of no more than UNITED STATES DOLLAR: FIVE MILLION NINE HUNDRED THOUSAND ONLY (USD 5,900,000). The CONTRACTOR shall make best efforts to reduce the total cost below this amount and will diligently work with AMIS and ILO to achieve such reduction. The parties agree that, as between ILO and AMIS, AMIS shall be the sole focal point for the CONTRACTOR in all matters relating to the design, procurement, installation and completion of the FIT-OUT WORKS and the remedying of any defects therein.

      1.02 ILO shall pay the cost of the FIT-OUT WORKS up to FIVE MILLION UNITED STATES DOLLARS (USD 5,000,000) only pursuant to the terms of
            Section 1.04 below.

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Memorandum Of Agreement rev 6

      1.03 AMIS shall pay up to a maximum amount of NINE HUNCRED THOUSAND UNIITED STATES DOLLARS (USD 900,000) PURSUANT to the terms of Sections 1.04 and 3.3 below.

      1.04  The CONTRACTOR shall be paid as follows,

            (a) A down payment of USD 300,000 by AMIS upon ordering by CONTRACTOR of certain equipment to be owned by AMIS, as outlined in annex "D" hereof.

            (b) Payment by AMIS upon delivery on the construction site of certain equipment to be owned by AMIS, as outlined in annex "D", of up to USD 600,000.

            (c) A down payment of USD 1,500,000 by ILO upon signing of this Agreement.

            (d) The remaining USD 3,500,000 of the CONTRACT PRICE shall be paid by ILO, only after receipt of written approval by AMIS, as follows:

                              Upon completion by CONTRACTOR of the first 1000sqm
clean room in accordance with the specifications set forth in Annex "B" and Annex "C" hereto and written acceptance thereof by AMIS: USD 1,000,000

                              Upon completion by CONTRACTOR of the next 1000sqm
clean room in accordance with the specifications set forth in Annex "B" and Annex "C" hereto and written acceptance thereof by AMIS: USD 750,000

                              Upon finishing of all clean room facilities in
accordance with the specifications set forth in Annex "B" and Annex "C" hereto and written (provisional acceptance by AMIS): USD 750,000

                              Upon final written acceptance by AMIS of the
OUT WORKS         :           FIT- USD 500,000

         RETENTION            Six (6) months after Final Acceptance : USD
                              500,000

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Memorandum Of Agreement rev 6

ARTICLE 2. TIME COMPLETION

2.01 Time of Completion for the FIT-OUT WORKS.

      The FIT-OUT WORKS called for under this AGREEMENT must be completed with the requisite permit within six months (6) months counted from date of signature of this contract.

2.02 The CONTRACTOR hereby agrees to complete, according to the specifications set forth in Annex "B" and Annex "C", deliver and hand-over the priority area of 1,000 sqm of Class 10K clean room to AMIS on or before April 15, 2005 and an additional 1,000 sqm of 10K clean room by May 15, 2005.

2.03 In order to achieve the deadlines set forth in 2.02, the CONTRACTOR may need to charge for additional labor and local delivery expedite cost. AMIS accepts to pay such cost up to a limit of USD 50,000 upon justification once the deadline was achieved. Furthermore, the CONTRACTOR shall provide, within one week after contract signature, the full list of needed equipment with their required on-site dates and the current estimated availability dates. Representatives from the CONTRACTOR and AMIS will have weekly meetings to update this list and jointly decide which equipment needs to be expedited. Resulting expedite costs, if agreed to in writing by AMIS, shall be reimbursed by AMIS to the CONTRACTOR.

2.04 The CONTRACTOR shall pay a penalty of 0.1% of the total CONTRACT PRICE for every day delay compared to the timing defined in 2.01 and 2.02, which amount(s), if any, may be deducted by AMIS from the amounts owed to CONTRACTOR hereunder. A two weeks grace period will apply, during which no penalty will be charged. If the delay exceeds the grace period, then the full penalty will be charged, starting from the original deadline date. The maximum penalty shall not exceed five percent (5%) of the CONTRACT PRICE.

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Memorandum Of Agreement rev 6

ARTICLE 3. SCOPE OF WORKS

      3.1 The CONTRACTOR shall construct, build and complete the FIT-OUT WORKS strictly in accordance with the approved plans, drawings and specifications set out in Annex "B" and Annex "C" and with the Quotation # 165-04-R4C1 and 2 in Annex "E".

      3.2 The CONTRACTOR shall provide all labor, supplies, equipment and needed materials for the FIT-OUT WORKS.

      3.3 AMIS shall review and approve the construction plan, drawings and specifications before the start of the work. Any changes from the approved plan and Specifications will be documented in a written amendment to this agreement and/or The applicable ANNEX, which amendment shall include any required adjustment to The Contract Price and/or schedules and shall be signed by both parties.

ARTICLE 4. PURCHASE AGREEMENT OF IMPORTED EQUIPMENT.

4.1 It is hereby understood and agreed by the parties that all imported equipment needed by the work, as defined in Annex "D", shall be imported by AMIS or ILO.

4.2 It is also hereby understood and agreed by THE PARTIES that AMIS and ILO will help in the procurement and release from Manila port of these equipment. This AGREEMENT also authorizes the CONTRACTOR, to buy at cost for AMIS or ILO all the imported equipment as indicated in Annex D. CONTRACTOR shall complete all acts necessary to ensure that title to such equipment is in the name of AMIS OR ILO. Should AMIS OR ILO need assistance from CONTRACTOR in

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Memorandum Of Agreement rev 6

perfecting its title to the equipment, CONTRACTOR will promptly do all acts helpful or necessary without charge. CONTRACTOR shall be solely responsible for payment of the purchase price for all such equipment, WITH AMIS AND ILO being responsible only for paying the amounts set forth in Section 1.04 of this agreement.

ARTICLE 5. GUARANTEE AFTER COMPLETION

5.01 The CONTRACTOR shall guarantee all FIT-OUT WORKS including all equipments supplied by the CONTRACTOR, upon their completion until one (1) year from the date of final acceptance of the project by AMIS. The defects within the CONTRACTOR'S scope of works within said guarantee period shall be replaced and made good by the CONTRACTOR at its own expense. However, defects caused by wear and tear, intentional or accidental breakage shall not be included in this guarantee.

      However, nothing in this Article shall in any way affect or relieve the CONTRACTOR of its responsibility to the correctness and stability of the entire FIT-OUT WORKS.

ARTICLE 6. EFFECTIVITY OF THE CONTRACT

6.1 Conditions Precedent.

The effectivity of this AGREEMENT shall be subject to the fulfillment of the following conditions precedent to the satisfaction of AMIS and ILO:

            (a)   the execution and delivery of this AGREEMENT by the parties;

            (b) the submission by the CONTRACTOR to and the acceptance by the AMIS and ILO of proof that the CONTRACTOR has taken all corporate and/or legal action which may be required and/or necessary to make this contract legal, valid and binding between the parties.

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Memorandum Of Agreement rev 6

6.2 Effectivity and Notice.

the fulfillment of the conditions precedent set forth above shall be confirmed by a written notice to that effect by AMIS AND ILO to the CONTRACTOR. Hence, this AGREEMENT shall be deemed effective as of the date indicated in such notice.

ARTICLE 7. THE CONTRACT DOCUMENTS

7.01 The Contract Documents.

      The CONTRACT DOCUMENTS between the parties relative to the FIT-OUT WORKS shall consist and shall include all the following documents and any amendment/s and/or supplement's to any or all of such documents, to wit:

      (a)   this MEMORANDUM OF AGREEMENT;

      (b)   Drawing Plans consisting of ____ pages as Annex "A" hereof,

      (c)   Specifications consisting of ____ pages as Annex "B" hereof,

      (d) Bid Bulletin Nos. __________ as Annex "C" hereof, consisting of ___ pages.

      (e) List of Equipments to be property of AMIS OR ILO consisting of ___ pages as Annex "D" hereof,

      (f)   Quotation #165-04-R4C consisting of ___ pages as Annex "E" hereof,

      (g) Floor Area Description and Condition consisting of ___ pages as Annex "F" hereof,

7.02 Amendment/s and/or Supplement/s. Any amended and/or supplement to the CONTRACT DOCUMENTS shall be binding only if signed by both parties.

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Memorandum Of Agreement rev 6

7.03 Official Copies of CONTRACT DOCUMENTS. For purposes hereof, only the copies of the above mentioned AGREEMENT and their annexes, if any, which are initialed on each and every page thereof by the duly authorized representative of AMIS and ILO and the CONTRACTOR shall be the official copies of said AGREEMENT.

ARTICLE 8. GUARANTEE/WARRANTY

 8.01 The CONTRACTOR guarantees and warrants that all works under the AGREEMENT are in accordance with the drawings, plans and specifications set out in Annex "B" and Annex "C" hereto and shall make good for its own account any defect or defects which may later be discovered except those arising from ordinary wear and tear for a period of one (1) year from the date of issuance of the Certificate of Final Acceptance and those caused by negligence or fault of AMI/ILO or caused by force majeure. The CONTRACTOR shall likewise put up the necessary CONTRACTOR'S ALL RISK INSURANCE as called for in the bid documents. The CONTRACTOR warrants to AMIS AND ILO that all materials and equipment furnished under and in connection with the FIT-OUT WORKS shall be new unless otherwise agreed in writing by both AMIS AND ILO. CONTRACTOR further warrants that the FIT-OUT WORKS shall be of good quality, free from material faults, defects and omissions and in conformance with the applicable rules and regulations of the Philippine and any local governments. The CONTRACTOR further warrants that the FIT-OUT WORKS shall be free and clear of all liens, claims, security interests or encumbrances in favor of CONTRACTOR, any subcontractor, material suppliers or others making

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Memorandum Of Agreement rev 6

      a claim by reason of having provided labor, materials and equipment relating to the FIT-OUT WORKS. If requested by AMIS OR ILO, CONTRACTOR will furnish satisfactory evidence as to the kind and quality of materials and equipment furnished hereunder.

8.02 Representatives and Warranties. In addition, the CONTRACTOR makes the following additional and special representations and warranties to and in favor of AMIS and ILO:

            (a) The CONTRACTOR has full corporate and legal capacity and authority to enter into this AGREEMENT and to perform its obligations hereunder. Likewise, it has taken all corporate and legal action which may be required or necessary to authorize the execution, delivery and performance of this AGREEMENT.

            (b) The CONTRACTOR has the professional and technical staff and personnel whose members possess the required and appropriate professional capabilities, qualifications and technical expertise and that it has the necessary equipment, machinery and facilities to perform the FIT-OUT WORKS and to undertake and complete the same in satisfactory, efficient and timely manner.

            (c) The CONTRACTOR has adequate financial resources to undertake the FIT-OUT WORKS and to prosecute and complete the same, under this AGREEMENT to fund its compliance with its obligation hereunder.

            (d) Each of the Contract Documents constitutes the legal, valid and binding obligation of the CONTRACTOR enforceable against it in accordance with its terms.

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Memorandum Of Agreement rev 6

      8.03 Special Covenants and Commitments. The CONTRACTOR shall be subject to the following covenants/commitments:

            (a) It shall assume full responsibility for the procurement of all materials, equipment and supplies required for the FIT-OUT WORKS including, if any, its subcontractor's requirements; further, it warrants the availability of all such materials and supplies and when needed.

            (b) In pursuance of the covenants/commitments under the preceding paragraph, the CONTRACTOR further agrees that the unavailability of required materials and supplies shall not constitute as a valid defense for its failure or delay to complete the FIT-OUT WORKS.

            (c) It shall at all times provide at the site all equipment, machinery and skilled manpower needed for the prompt and timely completion of the FIT-OUT WORKS.

ARTICLE 9. CONTRACTOR'S DAFAULT AND ITS EFFECTS

      9.01 Default. Non-Performance of any obligation shall constitute an event of default on the part of the CONTRACTOR under this AGREEMENT.

      9.02 Effects of Default. Upon the occurrence of an event of default, AMIS or ILO may, after service of notice on the CONTRACTOR, avail itself of any one or all of the following remedies:

            (a)   Terminate this AGREEMENT;

            (b) Suspend any or all payments due or to become due to the CONTRACTOR or;

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Memorandum Of Agreement rev 6

            (c) Take over and complete the FIT-OUT WORKS by itself or through another or other contractor(s), and charge all related costs back to the CONTRACTOR.

ARTICLE 10. COMPLIANCE WITH LAWS/REGULATIONS

      10.01 In completing the FIT-OUT WORKS, the CONTRACTOR shall secure, at its expense, the pertinent permits and requirements and shall comply with all existing laws, executive and administrative orders, rules and regulations issued or to be issued by competent authority.

ARTICLE 11. MISCELLANEOUS PROVISIONS

      11.01 Settlement of Disputes. The parties agreed to exert their best effort to resolve any dispute which may arise between them under the AGREEMENT through amicable settlement before a case will be filed be either of them in court.

      11.02 Waiver. The failure of either party to enforce its rights hereunder shall not be deemed a waiver thereof unless made in writing and signed by the party making the waiver.

      11.03. Assignability of the AGREEMENT. Neither party shall assign its rights under this AGREEMENT or any part thereof without the written concurrence of the other.

      11.04. CONTRACTOR shall follow and at all times be in compliance with all applicable safety and environmental regulations and keep the work site free from debris and unsafe conditions resulting from the FIT-OUT WORKS.

      11.05 CONTRACTOR agrees that all of the plans and specifications for the FIT-OUT WORKS are the sole property of AMIS.

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Memorandum Of Agreement rev 6

      IN WITNESS WHEREOF, the parties have hereunto set their hands at the place and on the date above written.

AMI SEMICONDUCTOR, PHILS, INC               ILO LAND INC.

By:                                         By:

WILFREDO F. FRANCO                          IGNACIO L. ONG
Executive Director for Finance              Chairman
Passport No. GG681948                       Passport No.22091083

TAKASAGO PHILIPPINES, INC.

By:

Toshimitsu Kato
Sr. Vice President/General Manager
Passport No. TZ0116844
Date Issue: June 8, 1999

                           SIGNED IN THE PRESENCE OF:
______________________________                 _________________________
JOEY CESAR R. ROMERO

                                 ACKNOWLEDGEMENT

                                                                         Page 13
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Memorandum Of Agreement rev 6

REPUBLIC OF THE PHILIPPINES)
MAKATI CITY                )S.S.

      BEFORE ME, A Notary Public for and in _________________, this _________ day of ____________, 2005, personally appeared the following:

         NAME       CTC NO.    DATE/PLACE OF ISSUE
------------------  ---------  -------------------
Toshimitsu Kato     TZ0116844  June 8, 1999

Wilfredo F. Franco  GG681948   January 23, 2001

Ignacio L. Ong      22091083   September 6, 2002

Both known to make and to me known to be the same persons who executed the foregoing CONTRACT, consisting of eleven (11) pages including this page whereon the ACKNOWLEDGEMENT is written, duly signed by them and their instrumental witnesses and all pages and they acknowledged to me that the same is their free and voluntary act and deed and of the corporation herein represented.

      WITNESS MY HAND AND SEAL at the place and on the date first above written.

Doc. No. ________;
Page No. ________;
Book No. ________;
Series of 1997

                                                                         Page 14
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Amendment1 to Memorandum Of Agreement

                               AMENDMENT 1 TO THE

                             MEMORANDUM OF AGREEMENT

                            EXECUTED JANUARY 13, 2005

KNOW ALL MEN BY THESE PRESENTS:

            AMI SEMICONDUCTOR PHILIPPINES, INC., a registered Export Enterprise organized and existing under Philippine Law with offices at 9701 Dr.
            A. Santos Ave., Paranaque City MM Philippines 1700 represented herein by its President, MR. CHRISTOPHER K. LAYTON, hereinafter referred to for brevity as the "AMIS";

                                      -and-

            ILO LAND, INC., a Philippine Economic Zone Authority registered Facility Enterprise duly organized and existing under Philippine law with offices at 3rd Floor ILO Building 196 G. Araneta Avenue, Quezon City represented herein by its Chairman MR. IGNACIO L. ONG, hereinafter referred to as "ILO";

                                      -and-

            TAKASAGO PHILIPPINES, INC, a corporation duly organized and existing under Philippine law with offices at 4TH Floor Raha Sulayman Bldg. 108 Benavidez St. Legaspi Village Makati City 1229 Metro Manila Philippines represented herein by its Sr. Vice President and General Manager MR. TOSHIMITSU KATO, hereinafter referred to for brevity as the "CONTRACTOR";

Amendment1 to Memorandum Of Agreement

                                   WITNESSETH:

WHEREAS ILO and AMIS, along with CONTRACTOR are a party to that certain Memorandum of Agreement signed by and between them on January 13, 2005, which relates to the construction of the "FIT-OUT WORKS" for the Leased Premises.

WHEREAS, that Memorandum of Agreement and the provisions of Section 1.0 hereof, most specifically Section 1.02 and 1.03, assumed that ILO would pay $5,000,000 of the expenses associated with the FIT-OUT WORKS AND AMIS would pay $900,000 of such expenses,

WHEREAS ILO AND AMIS have now agreed to modify this arrangement so that AMIS pays an increased amount of the expenses associated with the FIT-OUT WORKS in exchange for a reduction in rent under this Contract,

NOW THEREFORE, ILO, AMIS AND CONTRACTOR hereby agree to the following amendments to MEMORANDUM OF AGREEMENT:

SECTIONS 1.02, 1.03 AND 1.04 ARE DELETED AND REPLACED WITH THE FOLLOWING:

      1.02 ILO shall pay the cost of the FIT-OUT WORKS up to Three Million Nine Hundred Eighty Three Thousand Eight Hundred Thirty Six UNITED STATES DOLLARS (USD 3,983,836) only pursuant to the terms of Section 1.04 below.

      1.03 AMIS shall pay up to a maximum amount of One Million Nine Hundred Sixteen Thousand One Hundred Sixty Four UNITED STATES DOLLARS (USD 1,916,164) pursuant to the terms of Sections 1.04 and 3.3 below.

      1.04  The CONTRACTOR shall be paid as follows,

      (a) A down payment of USD 300,000 by AMIS upon ordering by CONTRACTOR of certain equipment to be owned by AMIS, as outlined in annex "D" hereof.

Amendment1 to Memorandum Of Agreement

      (b) Payment by AMIS upon delivery on the construction site of certain equipment to be owned by AMIS, as outlined in Annex "D", of up to USD 600,000.

      (c) A down payment of USD 1,500,000 by ILO upon signing of this Agreement.

      (d) The remaining USD 3,500,000 of the CONTRACT PRICE shall be paid, only after receipt of written approval by AMIS, as follows:

            Upon completion by CONTRACTOR of the first 1000sqm clean room in accordance with the specifications set forth in Annex "B" and Annex "C" hereto and written acceptance thereof by AMIS, AMIS will pay USD1, 016,164 as compensation for imported equipment and materials.

            Upon completion by CONTRACTOR of the next 1000sqm clean room in accordance with the specifications set forth in Annex "B" and Annex "C" hereto and written acceptance thereof by AMIS: USD 733,836, to be paid by ILO.

            Upon finishing of all clean room facilities in accordance with the specifications set forth in Annex "B" and Annex "C" hereto and written (provisional acceptance by AMIS): USD 750,000 to be paid by ILO.

            Upon final written acceptance by AMIS of the FIT-OUT WORKS: USD 500,000 to be paid by ILO.

      RETENTION: Six (6) months after Final Acceptance: USD 500,000 to be paid by ILO.

IN WITNESS WHEREOF, the parties have hereunto set their hands at the place and on the date above written.

AMI SEMICONDUCTOR, PHILS, INC               ILO LAND INC.

By:                                         By:

Christopher Layton                          Ignacio L. Ong
President                                   Chairman
Passport No. ____________                   Passport No._____________

Amendment1 to Memorandum Of Agreement

TAKASAGO PHILIPPINES, INC.

By:

Toshimitsu Kato
Sr. Vice President/General Manager
Passport No. TZ0116844
Date Issue: June 8, 1999

                           SIGNED IN THE PRESENCE OF:

___________________________                 ___________________________________
Joey Cesar R. Romero

Amendment1 to Memorandum Of Agreement

                                 ACKNOWLEDGEMENT

REPUBLIC OF THE PHILIPPINES)
MAKATI CITY) S.S.

      BEFORE ME, A Notary Public for and in _________________, this _________ day of ____________, 2005, personally appeared the following:

         Name               CTC No.       Date/Place of Issue
---------------------      ---------      -------------------------
Ignacio L. Ong              22091083      September 05, 2002

Christopher K. Layton      702744168      Nov. 29, 2000/British Mla

Toshimitsu Kato            TZ0116844      June 8, 1999

Both known to make and to me known to be the same persons who executed the foregoing CONTRACT, consisting of five (5) pages including this page whereon the ACKNOWLEDGEMENT is written, duly signed by them and their instrumental witnesses and all pages and they acknowledged to me that the same is their free and voluntary act and deed and of the corporation herein represented.

      WITNESS MY HAND AND SEAL at the place and on the date first above written.

Doc. No. ________;
Page No. ________;
Book No. ________;
Series of 1997.